Exhibit 10.2

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of March 18, 2010 by and among GenCorp Inc., an Ohio corporation (the “Company”), and each of the beneficial holders listed on Schedule I hereto (each, a “Holder,” and collectively, the “Holders”) of (i) the Company’s 2 1/4% Convertible Subordinated Debentures due 2024 (the “Convertible Notes”), which were issued pursuant to an Indenture (the “Convertible Notes Indenture”), dated as of November 23, 2004, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), and/or (ii) the Company’s 9 1/2% Senior Subordinated Notes due 2013 (the “Subordinated Notes,” and together with the Convertible Notes, the “Notes”), which were issued pursuant to an Indenture (as supplemented, the “Subordinated Notes Indenture”), dated as of August 11, 2003, among the Company, the Guarantors (as defined therein) and the Trustee.

RECITALS

WHEREAS, the Company and each Holder have agreed, upon the terms and subject to the conditions set forth in this Agreement, that the Company shall purchase from such Holder, and such Holder shall sell to the Company, the principal amount of the Notes owned by such Holder as listed on Schedule I hereto, representing all of the Notes owned by such Holder.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I - PURCHASE OF NOTES

Section 1.01.           Purchase of Notes.  Upon the terms and subject to the conditions set forth in this Agreement, each Holder hereby agrees to sell to the Company, and the Company hereby agrees to purchase from such Holder, at the Closing the principal amount of the Notes held by such Holder, as set forth opposite such Holder’s name on Schedule I hereto, for the purchase price(s) set forth on Schedule I hereto (the “Purchase Price”).

Section 1.02.           Closing and Location.  The closing of the transactions contemplated hereby (the “Closing”) shall take place on the date hereof, or on such other date as shall be mutually agreed to by the Company and each Holder (the “Closing Date”), at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, New York, or such other place as shall be mutually agreed to by the Company and each Holder.

Section 1.03.           Delivery.  At the Closing, (a) each Holder shall effect by book entry, in accordance with the applicable procedures of the Depository Trust Company and the terms of the Convertible Notes Indenture or the Subordinated Notes Indenture, as the case may be, the delivery to the Company (or to its designee which may be the Trustee for the benefit of the Company) of the Notes held by such Holder as set forth opposite such Holder’s name on Schedule I and such Notes shall be cancelled or the amount outstanding under global certificates representing the Notes shall be decreased by the amount of Notes delivered hereunder and (b) the Company shall pay to each Holder such Holder’s Purchase Price by wire transfer of immediately available funds to an account designated in writing by such Holder.

Section 1.04.           Consummation of Closing.  All acts, deliveries and confirmations comprising the Closing, regardless of chronological sequence, shall be deemed to occur contemporaneously and simultaneously upon the occurrence of the last act, delivery or confirmation of the Closing and none of such acts, deliveries or confirmations shall be effective unless and until the last of same shall have occurred.

Section 1.05.           No Transfer of Notes After the Closing; No Further Ownership Rights in the Notes.  Upon consummation of the Closing, all Notes (or interests therein) purchased pursuant to this Agreement shall cease to be transferable and there shall be no further registration of any transfer of any such Notes or interests therein.  From and after the Closing, each Holder shall cease to have any rights with respect to such Holder’s Notes, including, without limitation, any payments of accrued and unpaid interest.

ARTICLE II - REPRESENTATIONS AND WARRANTIES

Section 2.01.           Representations and Warranties of the Company.  The Company represents and warrants to each Holder that the following statements are true, correct and complete as of the date hereof:

(a)           Organization and Good Standing.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business.

(b)           Power and Authority.  It has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its obligations under, this Agreement.

(c)           Authorization.  The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate action on its part.

(d)           Binding Obligation.  This Agreement is the legally valid and binding obligation of it, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

(e)           No Conflicts.  The execution, delivery and performance by it of this Agreement do not and will not (i) violate any provision of law, rule or regulation applicable to it or its organizational or governing documents or (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it is a party.

(f)           Governmental Consents.  The execution, delivery and performance by it of this Agreement do not and will not require any registration or filing with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental or regulatory authority or body other than pursuant to the Securities Exchange Act of 1934, as amended.

Section 2.02.           Representations and Warranties of Each Holder.  Each Holder on behalf of itself and not on behalf of the other Holders represents and warrants to the Company that the following statements are true, correct and complete as of the date hereof:

(a)           Organization and Good Standing.  It is a form of entity duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has all requisite power and authority to own, lease and operate its properties and to carry on its business.

(b)           Power and Authority.  It has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its obligations under, this Agreement.

(c)           Authorization.  The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action on its part.  Beach Point Capital Management LP is the investment manager of such Holder and, in such capacity, has the requisite power and authority to, and by its execution and delivery hereof does hereby, bind such Holder to this Agreement.

(d)           Binding Obligation.  This Agreement is the legally valid and binding obligation of it, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

(e)           No Conflicts.  The execution, delivery and performance by it of this Agreement do not and will not (i) violate any provision of law, rule or regulation applicable to it or its organizational or governing documents or (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it is a party.

(f)           Governmental Consents.  The execution, delivery and performance by it of this Agreement do not and will not require any registration or filing with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental or regulatory authority or body.

(g)           Ownership of Notes.  The principal amount of Notes held by it as set forth on Schedule I hereto is an accurate amount and represents all of the Notes beneficially owned by it, and it is the beneficial owner thereof, free and clear of all liens, claims and encumbrances of any nature whatsoever (other than obligations pursuant to this Agreement).

ARTICLE III - MISCELLANEOUS

Section 3.01.           Release.  Each party hereto, on behalf of itself and its predecessors, successors and assigns, hereby unequivocally, irrevocably and unconditionally releases, surrenders, acquits and forever discharges the other parties hereto and their respective subsidiaries, directors, officers, stockholders, members, partners, employees, affiliates, agents, advisors, attorneys, representatives, predecessors, successors and assigns (collectively, the “Released Parties”), from any and all actions, causes of action, claims, suits, covenants, contracts, controversies, agreements, promises, indemnities, damages, judgments, remedies, demands and liabilities, of any nature whatsoever, in law, at equity or otherwise incurred prior to or as of the date hereof (collectively, the “Claims”), whether direct, derivative or otherwise, which have been, may be or ever could be asserted against any of the Released Parties, either for itself or otherwise for or on behalf of any other person, in connection with the Notes, the Convertible Notes Indenture and/or the Subordinated Notes Indenture, as the case may be, or the negotiations relating to or consummation of this Agreement or any of the transactions contemplated hereby, other than any Claims arising under this Agreement.

Section 3.02.           Successors and Assigns.  This Agreement is intended to bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  None of the parties may assign or delegate all or any part of its rights or obligations hereunder without the prior written consent of the other parties.

Section 3.03.           Entire Agreement.  This Agreement constitutes the entire understanding and agreement among the parties hereto with regard to the subject matter hereof and supersedes all prior agreements with respect thereto.

Section 3.04.           Effectiveness; Amendments.  This Agreement shall not become effective and binding on a party hereto unless and until a counterpart signature page to this Agreement has been executed and delivered by such party.  Once effective, this Agreement may not be modified, amended or supplemented, nor may any provision be waived, except in a writing signed by the Company and each of the Holders.

Section 3.05.           Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 3.06.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same Agreement.  Delivery of an executed signature page of this Agreement by telecopier or e-mail shall be effective as delivery of a manually executed signature page of this Agreement.

Section 3.07.           Headings.  The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof.

Section 3.08.           Representations and Releases to Survive.  The respective agreements, representations, warranties and other statements of the Company and of each Holder set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of such Holder or the Company, as the case may be, and will survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.  The provisions of Section 3.01 shall survive the termination or cancellation of this Agreement.

Section 3.09.           Governing Law; Jurisdiction.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflict of laws of the State of New York.  The parties hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the borough of Manhattan of the City, County and State of New York over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby.  The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, jury trial and any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute.  Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 3.10.           Notices.  All demands, notices, requests, consents and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered by courier service, messenger, telecopy, electronic mail, or if duly deposited in the mails, by certified or registered mail, postage prepaid-return receipt requested, to the following addresses, or such other addresses as may be furnished hereafter by notice in writing, to the following parties:

(a)           If to the Company, to:

GenCorp Inc.
Facsimile No.: (916) 351-8608
Attn: Kathleen E. Redd, Vice President, Chief Financial Officer and Secretary
Email: Kathy.Redd@Aerojet.com

(Mail address)

P.O. Box 537012 (Bldg 20019)
Sacramento, California 95853-7012

(Overnight delivery address)

Highway 50 and Aerojet Road
Bldg 20019 - MS 5611
Rancho Cordova, California 95670

with a copy to (which copy shall not constitute notice):

Olshan Grundman Frome Rosenzweig & Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, New York 10022
Facsimile No.: (212) 451-2222
Attn: Jeffrey S. Spindler, Esq.
Email: jspindler@olshanlaw.com

(b)           If to a Holder, to its address set forth on its signature page hereto or such other address as provided to the parties in writing.

Section 3.11.           Specific Performance.  Each party hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party(ies) to sustain damages for which such party(ies) would not have an adequate remedy at law for money damages, and therefore each party hereto agrees that in the event of any such breach the other party(ies) may seek the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief (without the requirement to post bond or other security) in addition to any other remedy to which such party may be entitled, at law or in equity.

Section 3.12.           Remedies Cumulative.  All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any right, power or remedy thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

Section 3.13.           No Waiver.  The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

Section 3.14.           No Third Party Beneficiaries.  This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person who or which is not a party hereto.

Section 3.15.           No Joint Liability.  The Company acknowledges and agrees that each Holder is entering into this Agreement for its own account and not for or on behalf of any of the other Holders party hereto.  The obligations, representations, warranties and any other responsibilities of the Holders hereunder are several and not joint.  In no event shall any Holder have any liability whatsoever for the obligations, representations, warranties or any other responsibilities of any of the other Holders party hereto.

Section 3.16.           Representation by Counsel.  Each of the Company and each Holder acknowledges that it has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement.  Accordingly, any rule of law or any legal decision that would provide any party with a defense to the enforcement of the terms of this Agreement against such party based upon lack of legal counsel shall have no application and is expressly waived.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GENCORP INC.

By:	/s/ Kathleen E. Redd
	Name:	Kathleen E. Redd
	Title:	Vice President, Chief Financial Officer and Secretary

BEACH POINT CAPITAL MANAGEMENT LP, in its capacity as investment manager on behalf of each of the Holders listed in Schedule I

By:	/s/ Carl Goldsmith
	Name:	Carl Goldsmith
	Title:	Senior Portfolio Manager

Notice Address: Beach Point Capital Management LP 11755 Wilshire Blvd., Suite 1400 Los Angeles, CA 90025 Facsimile No.: 310-996-9688 Attn: Lawrence M. Goldman Email: lgoldman@beachpointcapital.com

SIGNATURE PAGE TO PURCHASE AGREEMENT